Exhibit 10.2(1)(c)
SECOND AMENDMENT
TO THE
BELO SAVINGS PLAN
(As Amended and Restated Effective January 1, 2008)
     Belo Corp., a Delaware corporation, pursuant to authorization by the Compensation Committee of the Board of Directors, adopts the following amendments to the Belo Savings Plan (the “Plan”).
     1. Section 3.5 of the Plan is amended in its entirety to read as follows:
     3.5 Profit Sharing Contributions. The Participating Employers may make a discretionary profit sharing contribution to the Plan for a Plan Year in such amount as is determined by the Compensation Committee of the Board of Directors of the Company. Each Participating Employer may, in the discretion of its board of directors, elect to make an additional discretionary profit sharing contribution to the Plan for a Plan Year in such amount as is determined by the Participating Employer and is approved by the Compensation Committee of the Board of Directors of the Company.
     2. Section 5.2(c) of the Plan is amended in its entirety to read as follows:
     (c) Profit Sharing Contributions. Each profit sharing contribution made pursuant to Section 3.5 will be allocated to the Profit Sharing Accounts of Participants who have satisfied the eligibility requirements of Section 2.1(b) and who are employed by a Participating Employer on the last day of the Plan Year, or who satisfy such other eligibility criteria established by the Compensation Committee of the Board of Directors with respect to such contribution. An Employee who has satisfied the requirements of Section 2.1(b) will be considered a Participant in the Plan for purposes of this Section 5.2(c) if the Employee is eligible to make Deferral Contributions, without regard to whether the Participant has elected to make Deferral Contributions. The amount of a Participating Employer’s profit sharing contribution to be allocated to the Profit Sharing Account of an eligible Participant will be a uniform percentage of each such Participant’s Compensation for the Plan Year (or for such other period or periods during the Plan Year established by the Compensation Committee of the Board of Directors with respect to such contribution).
     3. The foregoing amendments will be effective with respect to Plan Years beginning on or after January 1, 2009.
     Executed at Dallas, Texas, this                      day of                     , 2008.

BELO CORP.
By
Marian Spitzberg
Senior Vice President/Human Resources